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                                                                   Exhibit 10.18

                         EMPLOYMENT SEVERANCE AGREEMENT

         This Employment Severance Agreement (the "Agreement") is made and entered into effective as of March 1, 2002 (the "Effective Date") by and between Cost Plus, Inc., a California corporation (the "Company"), and Mike Allen (the "Executive").

                                    RECITALS

         A. The Board of Directors of the Company (the "Board") believes the Company should provide the Executive with certain severance benefits should the Executive's employment with the Company terminate under certain circumstances, with such benefits to provide the Executive with enhanced financial security and sufficient incentive and encouragement to remain with the Company.

         B. Certain capitalized terms used in the Agreement are defined in
Section 5 below.

                                    AGREEMENT

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

            1. Duties and Scope of Employment. The Company shall employ the
               ------------------------------
Executive in the position of Senior Vice President, Store Operations with such duties, responsibilities and compensation as in effect as of the Effective Date. The Board and the Chief Executive Officer of the Company (the "CEO") shall have the right to revise such responsibilities and compensation from time to time as the Board or the CEO may deem necessary or appropriate. If any such revision constitutes "Involuntary Termination" as defined in Section 5(c) of this Agreement, the Executive shall be entitled to benefits upon such Involuntary Termination as provided under this Agreement.

            2. At-Will Employment. The Company and the Executive acknowledge
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that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or in accordance with other agreements between the Company and the Executive. This Agreement shall remain in effect until the earlier of (i) the date that all obligations of the parties hereunder have been satisfied or (ii) the date upon which this Agreement terminates by consent of the parties hereto.

            3. Severance Benefits.
               ------------------

               (a) Benefits upon Termination. Except as provided in Section
                   -------------------------
3(b), if the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2003 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for six (6) months from the Termination Date with each monthly


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installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

               (b) Benefits upon Termination After a Change of Control. If after
                   ---------------------------------------------------
a Change of Control the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2003 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for nine (9) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

               (c) Stock Options; Bonus. Except as otherwise provided for in the
                   --------------------
Company's 1995 Stock Option Plan or in Executive's stock option agreements, Executive shall not be entitled to receive any unvested stock options or partial bonus payments for an incomplete bonus plan year.

               (d) Miscellaneous. In addition, (i) the Company shall pay the
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Executive any unpaid base salary due for periods prior to the Termination Date;
(ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by applicable law.

            4. Non-Solicitation. In consideration for the mutual agreements as
               ----------------
set forth herein, Executive agrees that Executive shall not, at any time, within twelve (12) months following termination of Executive's employment with the Company for any reason, directly or indirectly solicit the employment or other services of any individual who at that time shall be or within the prior twelve
(12) months shall have been an employee of the Company.

            5. Definition of Terms. The following terms referred to in this
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Agreement shall have the following meanings:

               (a) Base Compensation. "Base Compensation" shall mean Executive's
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monthly base salary for services performed based on the average base salary for the six (6) months prior to the Termination Date.

               (b) Cause. "Cause," unless otherwise defined in the Agreement,
                   -----
means the Executive's (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties,
(iii) engaging in a transaction in connection with the performance of duties to the Company or any of its subsidiaries thereof which transaction is adverse to the interests of the Company or any of its subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

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               (c) "Change of Control" means the occurrence of any of the following events:

                   (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                   (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                   (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the shareholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

                   (iv) The sale of all or substantially all of the assets of the Company determined on a consolidated basis; or

                   (v) The complete liquidation or dissolution of the Company.

               (d) Involuntary Termination. "Involuntary Termination" shall
                   -----------------------
mean:

                   (i) termination of Executive's employment by the Company for any reason other than Cause;

                   (ii) a material reduction in Executive's salary, other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

                   (iii) a material reduction by the Company in the kind or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

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                   (iv) any material breach by the Company of any material
provision of this Agreement which continues uncured for 30 days following notice thereof;

         provided that none of the foregoing shall constitute Involuntary
         -------- ----
Termination to the extent Executive has agreed thereto.

               (e) Release of Claims. "Release of Claims" shall mean a waiver by
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Executive, in a form satisfactory to the Company, of all employment related obligations of and claims and causes of action against the Company.

               (f) Termination Date. "Termination Date" shall mean the date on
                   ----------------
which an event which would constitute Involuntary Termination occurs, or the later of (i) the date on which a notice of termination is given, or (ii) the date (which shall not be more than thirty (30) days after the giving of such notice) specified in such notice.

         6. Confidentiality. Executive acknowledges that during the course of
            ---------------
Executive's employment, Executive will have produced and/or have access to confidential information, records, notebooks, data, formula, specifications, trade secrets, customer lists and secret inventions, and processes of the Company and its affiliated companies. Therefore, during or subsequent to Executive's employment by the Company, Executive agrees to hold in confidence and not directly or indirectly to disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company.

         7. Successors.
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            (a) Company's Successors. Any successor to the Company (whether
                --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement pursuant to this subsection
(a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Executive's Successors. The terms of this Agreement and all
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rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8. Notice.
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            (a) General. Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to Executive at the home address, which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the CEO.

            (b) Notice of Termination. Any termination by the Company for Cause
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or by the Executive as a result of a voluntary resignation or an Involuntary
Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing Executive's rights hereunder.

         9. Miscellaneous Provisions.
            ------------------------

            (a) No Duty to Mitigate. The Executive shall not be required to
                -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

            (b) Waiver. No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Whole Agreement. No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

            (d) Severance Provisions in Other Agreements. The Executive
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acknowledges and agrees that the severance provisions set forth in this
Agreement shall supersede any such provisions in any employment agreement entered into between the Executive and the Company.

            (e) Choice of Law. The validity, interpretation, construction and
                -------------
performance of this Agreement shall be governed by the laws of the State of California.


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            (f) Severability. The invalidity or unenforceability of any
                ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (g) No Assignment of Benefits. The rights of any person to payments
                -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection shall be void.

            (h) Employment Taxes. All payments made pursuant to this Agreement
                ----------------
will be subject to withholding of applicable income and employment taxes.

            (i) Assignment by Company. The Company may assign its rights under
                ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

            (j) Counterparts. This Agreement may be executed in counterparts,
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each of which shall be deemed an original, but all of which together will constitute one and the same instrument.






                     [Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                    COMPANY:

                                    COST PLUS, INC.,
                                    a California corporation

                                    /s/ Murray Dashe
                                    --------------------------------------------
                                    By

                                    Murray Dashe
                                    --------------------------------------------
                                    Name

                                    Chief Executive Officer and President
                                    --------------------------------------------
                                    Title




                                    EXECUTIVE:

                                    /s/ Mike Allen
                                    --------------------------------------------
                                    Mike Allen







                               [Signature Page to
                          Cost Plus, Inc. / Mike Allen
                        Employment Severance Agreement]